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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated January 12, 1995 accompanying the consolidated financial statements and schedules of Plasma-Therm, Inc. and Subsidiary included in the Annual Report on Form 10-K for the year ended November 30, 1994 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thornton LLP
- -------------------------
GRANT THORNTON LLP



Tampa, Florida
June 15, 1995